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                                                                    Exhibit 24.2

                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, William J. Kelly, Treasurer and Senior Vice President of Boston Partners, Inc., hereby constitutes and appoints Mary Ann Iudice his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to sign any Schedule 13G or Schedule 13D relating to beneficial ownership and changes in beneficial ownership of equity securities of the companies set forth on Exhibit A hereto (each, a "Company" and, collectively, the "Companies"), and any amendment thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and submit copies thereof to any securities exchange or automated quotation system and to the applicable Company, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. This power-of-attorney shall expire at such time as Boston Partners, Inc. ceases to be subject to filing requirements under Section 13(d) and/or 13(g) under the Securities and Exchange Act of 1934, as amended, with respect to the Companies.


                                                   /s/ William J. Kelly
                                                   --------------------
                                                   William J. Kelly

                                                   Dated: February 8, 1998
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                                                                       EXHIBIT A

                     Companies Subject to Power of Attorney
                          Dated as of February 9, 1998


                   American General Hospitality Corporation
                   Bank Plus Corporation
                   Calpine Corporation
                   Caltec Net Lease Realty, Inc.
                   Chris-Craft Industries, Inc.
                   Golden State Bancorp, Inc.
                   Mid-America Apartment Communities, Inc.
                   Public Service Company of New Mexico
                   RFS Hotel Investors, Inc.
                   Security-Connecticut Corporation
                   Shopko Stores, Inc.
                   SLM Holding Corporation
                   The Vanguard Group, Gemini II Inc. (closed end fund) Wang Laboratories, Inc.
                   WMS Industries Inc.
                   Woolworth Corporation

                          CERTIFICATE OF THE SECRETARY

         The undersigned, Desmond John Heathwood, Secretary of Boston Partners, Inc., a Delaware corporation (the "Company"), DOES HEREBY CERTIFY THAT the resolutions set forth below are true and correct copies of resolutions adopted by the Board of Directors of the Company by unanimous written consent dated February 9, 1998; and such resolutions are in full force and effect on the date hereof:

                           Resolutions Adopted by the
                  Board of Directors of Boston Partners, Inc.
              by Unanimous Written Consent Dated February 9, 1998

                  RESOLVED, that each officer of the Company who may be required to sign and execute any Schedule 13G or Schedule 13D relating to beneficial ownership and changes in beneficial ownership of equity securities with respect to which the Company is subject to filing requirements under Section 13(d) or 13(g) under the Securities and Exchange Act of 1934, as amended ("Section 13 Filings"), be and hereby is authorized to execute a power of attorney appointing Mary Ann Iudice his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to sign any Section 13 Filings, and any amendment thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and submit copies thereof to any securities exchange or automated quotation system and to the applicable Company, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         WITNESS my hand and the seal of the Company this 9th day of February, 1998.


                                                   /s/ Desmond John Heathwood
                                                   --------------------------
[Corporate Seal]                                   Desmond John Heathwood
                                                   Secretary